Exhibit 99

TI reports 4Q17 and 2017 financial results and shareholder returns

Conference call on TI website at 3:30 p.m. Central time today

www.ti.com/ir

DALLAS (Jan. 23, 2018) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today reported fourth-quarter revenue of $3.75 billion, net income of $344 million and earnings per share of 34 cents. Earnings per share include 75 cents in tax-related expenses not in the company’s original guidance primarily due to the recently passed tax reform act.

Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:

•	“Revenue increased 10 percent from the same quarter a year ago. Demand for our products continued to be strong in the industrial and automotive markets.
•	“In our core businesses, Analog revenue grew 11 percent and Embedded Processing grew 20 percent from the same quarter a year ago. Operating margin increased in both businesses.
•

“Gross margin of 65.1 percent for the quarter reflected the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter Analog production.

•

“Our cash flow from operations of $5.36 billion for the year again underscored the strength of our business model. Free cash flow for the year was up 14 percent from a year ago to $4.67 billion and represents 31.2 percent of revenue, up from 30.5 percent a year ago.

•

“We have returned $4.66 billion to owners in 2017 through stock repurchases and dividends, consistent with our strategy to return to owners all of our free cash flow. Over the last 12 months, our dividends represented 45 percent of free cash flow, underscoring their sustainability.

•	“TI’s first-quarter outlook is for revenue in the range of $3.49 billion to $3.79 billion, and earnings per share between $1.01 and $1.17, which includes an estimated $30 million discrete tax benefit.
•

“Notably, the recently passed tax reform act will reduce our annual operating tax rate from 31 percent in 2017 to an ongoing rate of 18 percent starting in 2019, comprehending the benefit of exports and having manufacturing, R&D and intellectual property in the United States. In 2018, our annual operating tax rate will be 23 percent, 5 percentage points higher, due to transitional expense associated with the reduced U.S. tax rate in 2018.”

Free cash flow is a non-GAAP financial measure. Free cash flow is cash flow from operations less capital expenditures.

Certain amounts in the prior periods have been recast to conform to the current presentation.

Earnings summary

Amounts are in millions of dollars, except per-share amounts.

	4Q17	4Q16	Change
Revenue	$3,750	$3,414	10%
Operating profit	$1,563	$1,332	17%
Net income	$344	$1,047	-67%
Earnings per share	$0.34	$1.02	-67%

TI reports 4Q17 and 2017 financial results and shareholder returns	Page 2

Cash generation

Amounts are in millions of dollars.

		Trailing 12 Months
	4Q17	4Q17	4Q16	Change
Cash flow from operations	$1,929	$5,363	$4,614	16%
Capital expenditures	$231	$695	$531	31%
Free cash flow	$1,698	$4,668	$4,083	14%
Free cash flow % of revenue		31.2%	30.5%

Cash return

Amounts are in millions of dollars.

		Trailing 12 Months
	4Q17	4Q17	4Q16	Change
Dividends paid	$611	$2,104	$1,646	28%
Stock repurchases	$706	$2,556	$2,132	20%
Total cash returned	$1,317	$4,660	$3,778	23%

TI reports 4Q17 and 2017 financial results and shareholder returns	Page 3

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income

(Millions of dollars, except share and per-share amounts)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$3,750	$3,414	$14,961	$13,370
Cost of revenue (COR)	1,310	1,277	5,347	5,113
Gross profit	2,440	2,137	9,614	8,257
Research and development (R&D)	386	340	1,508	1,356
Selling, general and administrative (SG&A)	409	405	1,694	1,742
Acquisition charges	79	80	318	319
Restructuring charges/other	3	(20)	11	(15)
Operating profit	1,563	1,332	6,083	4,855
Other income (expense), net (OI&E)	8	184	75	155
Interest and debt expense	21	19	78	80
Income before income taxes	1,550	1,497	6,080	4,930
Provision for income taxes	1,206	450	2,398	1,335
Net income	$344	$1,047	$3,682	$3,595

Diluted earnings per common share	$.34	$1.02	$3.61	$3.48

Average shares outstanding (millions):
Basic	985	998	991	1,003
Diluted	1,007	1,018	1,012	1,021

Cash dividends declared per common share	$.62	$.50	$2.12	$1.64

Certain amounts in the prior periods have been adjusted to reflect the first-quarter 2017 early adoption of ASU 2017-07 related to the reclassification of certain pension and other retiree benefit costs to OI&E.

Supplemental Information

Provision for income taxes is based on the following:

Operating taxes (calculated using the estimated annual effective tax rate)	$476	$465	$1,858	$1,489
Discrete tax items	730	(15)	540	(154)
Provision for income taxes (effective taxes)	$1,206	$450	$2,398	$1,335

Annual operating tax rate	31%	31%	31%	30%
Effective tax rate	78%	30%	39%	27%

As a result of accounting rule ASC 260, which requires a portion of Net income to be allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents, diluted EPS is calculated using the following:

Net income	$344	$1,047	$3,682	$3,595
Income allocated to RSUs	(3)	(13)	(33)	(44)
Income allocated to common stock for diluted EPS	$341	$1,034	$3,649	$3,551

TI reports 4Q17 and 2017 financial results and shareholder returns	Page 4

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

(Millions of dollars, except share amounts)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$1,656	$1,154
Short-term investments	2,813	2,336
Accounts receivable, net of allowances of ($8) and ($17)	1,278	1,267
Raw materials	126	102
Work in process	1,089	954
Finished goods	742	734
Inventories	1,957	1,790
Prepaid expenses and other current assets	1,030	910
Total current assets	8,734	7,457
Property, plant and equipment at cost	4,789	4,923
Accumulated depreciation	(2,125)	(2,411)
Property, plant and equipment, net	2,664	2,512
Long-term investments	268	235
Goodwill	4,362	4,362
Acquisition-related intangibles	946	1,264
Deferred tax assets	264	374
Capitalized software licenses	110	52
Overfunded retirement plans	208	96
Other assets	86	79
Total assets	$17,642	$16,431

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$500	$631
Accounts payable	466	396
Accrued compensation	722	710
Income taxes payable	128	83
Accrued expenses and other liabilities	442	444
Total current liabilities	2,258	2,264
Long-term debt	3,577	2,978
Underfunded retirement plans	89	129
Deferred tax liabilities	78	33
Deferred credits and other liabilities	1,303	554
Total liabilities	7,305	5,958
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares
Participating cumulative preferred – None issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	1,776	1,674
Retained earnings	34,662	33,107
Treasury common stock at cost
Shares: 2017 – 757,657,217; 2016 – 744,831,978	(27,458)	(25,523)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(384)	(526)
Total stockholders’ equity	10,337	10,473
Total liabilities and stockholders’ equity	$17,642	$16,431

TI reports 4Q17 and 2017 financial results and shareholder returns	Page 5

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Millions of dollars)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net income	$344	$1,047	$3,682	$3,595
Adjustments to Net income:
Depreciation	133	139	539	605
Amortization of acquisition-related intangibles	79	80	318	319
Amortization of capitalized software	12	8	47	31
Stock-based compensation	45	48	242	252
Gains on sales of assets	—	(40)	—	(40)
Deferred taxes	159	(42)	112	(202)
Increase (decrease) from changes in:
Accounts receivable	299	166	(7)	(108)
Inventories	(49)	18	(167)	(99)
Prepaid expenses and other current assets	33	(211)	76	(81)
Accounts payable and accrued expenses	70	59	51	72
Accrued compensation	82	62	(3)	36
Income taxes payable	694	180	468	333
Changes in funded status of retirement plans	(15)	(129)	21	(73)
Other	43	2	(16)	(26)
Cash flows from operating activities	1,929	1,387	5,363	4,614

Cash flows from investing activities
Capital expenditures	(231)	(110)	(695)	(531)
Proceeds from asset sales	—	—	40	—
Purchases of short-term investments	(1,450)	(1,332)	(4,555)	(3,503)
Proceeds from short-term investments	790	765	4,095	3,390
Other	(7)	(8)	(12)	(6)
Cash flows from investing activities	(898)	(685)	(1,127)	(650)

Cash flows from financing activities
Proceeds from issuance of debt	494	—	1,099	499
Repayment of debt	—	—	(625)	(1,000)
Dividends paid	(611)	(499)	(2,104)	(1,646)
Stock repurchases	(706)	(475)	(2,556)	(2,132)
Proceeds from common stock transactions	162	57	483	472
Other	(10)	—	(31)	(3)
Cash flows from financing activities	(671)	(917)	(3,734)	(3,810)

Net change in Cash and cash equivalents	360	(215)	502	154
Cash and cash equivalents at beginning of period	1,296	1,369	1,154	1,000
Cash and cash equivalents at end of period	$1,656	$1,154	$1,656	$1,154

TI reports 4Q17 and 2017 financial results and shareholder returns	Page 6

Quarterly segment results

Amounts are in millions of dollars.

	4Q17	4Q16	Change
Analog:
Revenue	$2,535	$2,290	11%
Operating profit	$1,188	$990	20%
Embedded Processing:
Revenue	$896	$744	20%
Operating profit	$307	$214	43%
Other:
Revenue	$319	$380	-16%
Operating profit*	$68	$128	-47%

* Includes Acquisition charges and Restructuring charges/other.

Compared with the year-ago quarter:

Analog: (includes Power, Signal Chain and High Volume)

•	Revenue increased due to Power and Signal Chain. High Volume declined.
•	Operating profit increased primarily due to higher revenue and associated gross profit.

Embedded Processing: (includes Connected Microcontrollers and Processors)

•	Revenue increased in both product lines.
•	Operating profit increased due to higher revenue and associated gross profit.

Other: (includes DLP® products, calculators and custom ASIC products)

•	Revenue decreased $61 million, and operating profit declined $60 million.

Annual segment results

Amounts are in millions of dollars.

	2017	2016	Change
Analog:
Revenue	$9,900	$8,536	16%
Operating profit	$4,468	$3,416	31%
Embedded Processing:
Revenue	$3,498	$3,023	16%
Operating profit	$1,143	$817	40%
Other:
Revenue	$1,563	$1,811	-14%
Operating profit*	$472	$622	-24%

* Includes Acquisition charges and Restructuring charges/other.

Compared with the prior year:

Analog:

•	Revenue increased due to Power and Signal Chain. High Volume also grew.
•	Operating profit increased primarily due to higher revenue and associated gross profit.

TI reports 4Q17 and 2017 financial results and shareholder returns	Page 7

Embedded Processing:

•	Revenue increased due to growth in both product lines – Processors and Connected Microcontrollers.
•	Operating profit increased primarily due to higher revenue and associated gross profit.

Other:

•	Revenue declined $248 million primarily due to custom ASIC products and the move of royalties from revenue to OI&E, which began in the first quarter of 2017.
•	Operating profit decreased $150 million.

Non-GAAP financial information

This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flows from operating activities (also referred to as cash flow from operations).

The company believes that free cash flow and the associated ratios provide insight into its liquidity, its cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into its financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP measures is provided in the table below.

Amounts are in millions of dollars.

	For Years Ended
	December 31,
	2017	2016	Change
Cash flow from operations (GAAP)	$5,363	$4,614	16%
Capital expenditures	(695)	(531)
Free cash flow (non-GAAP)	$4,668	$4,083	14%

Revenue	$14,961	$13,370

Cash flow from operations as a percent of revenue (GAAP)	35.8%	34.5%
Free cash flow as a percent of revenue (non-GAAP)	31.2%	30.5%

This release also includes references to an annual operating tax rate, a non-GAAP term the company uses to describe the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. The company believes the term annual operating tax rate more clearly communicates that discrete tax items are excluded from such rate. The term also helps differentiate from the effective tax rate, which includes discrete tax items. No adjustments are made to the estimated annual effective tax rate when using the term annual operating tax rate.

TI reports 4Q17 and 2017 financial results and shareholder returns	Page 8

# # #

Notice regarding forward-looking statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:

•	Market demand for semiconductors, particularly in TI’s end markets;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	Customer demand that differs from forecasts and the financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•

Economic, social and political conditions in the countries in which TI, our customers or our suppliers operate, including security risks; global trade policies; political and social instability; health conditions; possible disruptions in transportation, communications and information technology networks; and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather, geological events or health epidemics in the locations in which TI, our customers or our suppliers operate;
•	Breaches or disruptions of TI’s information technology systems or those of our customers or suppliers;
•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, or the ability to obtain needed third-party foundry and assembly/test subcontract services;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•

Compliance with or changes in the complex laws, rules and regulations to which TI is or may become subject, or actions of enforcement authorities, that restrict TI’s ability to manufacture or ship our products or operate our business, or subject TI to fines, penalties, or other legal liability;

•

Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to TI products, manufacturing, services, design or communications, or recalls by TI customers for a product containing a TI part;

•

Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;

•	A loss suffered by a customer or distributor of TI with respect to TI-consigned inventory;
•	Financial difficulties of distributors or their promotion of competing product lines to TI’s detriment, or the loss of a significant number of distributors;
•	Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
•

TI’s ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation; or TI’s exposure to infringement claims;
•

Instability in the global credit and financial markets that affects TI’s ability to fund our daily operations, invest in the business, make strategic acquisitions, or make principal and interest payments on our debt;

•	Increases in health care and pension benefit costs;

TI reports 4Q17 and 2017 financial results and shareholder returns	Page 9

•	TI’s ability to recruit and retain skilled engineering, management and technical personnel;
•

TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, or our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Impairments of TI’s non-financial assets.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping approximately 100,000 customers transform the future, today. Learn more at www.ti.com.

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